Exhibit 99.1

Press Release

RELEASE:	Immediate (April 2, 2007)

CONTACT:	Randall V. Becker
SVP & CFO, The Commerce Group, Inc.
(508) 949-4129

The Commerce Group, Inc. Finalizes Acquisition
Of New York Based State-Wide Insurance Company

WEBSTER, Mass., April 2, 2007 — The Commerce Group, Inc. (NYSE:CGI) today announced that it has completed its acquisition of SWICO Enterprises, Ltd., the holding company for Hempstead, New York-based property and casualty insurer State-Wide Insurance Company.

With the completion of the acquisition, Commerce will make immediate entry into the New York personal lines insurance market through State-Wide Insurance Company.

State-Wide Insurance Company primarily writes private passenger automobile insurance in the state of New York. As of year-end 2006, State-Wide reported approximately $38 million in direct written premiums.

About The Commerce Group, Inc.

The Commerce Group, Inc. is headquartered in Webster, Massachusetts. Property and casualty insurance subsidiaries include The Commerce Insurance Company and Citation Insurance Company in Massachusetts, Commerce West Insurance Company in California, and American Commerce Insurance Company in Ohio. Through its subsidiaries combined insurance activities, the Company is ranked as the 19th largest personal automobile insurance group in the country by A.M. Best Company, based on 2005 direct written premium information. The Company and its insurance subsidiaries are rated A+ (Superior) by A.M. Best.

Forward Looking Statements

This press release may contain statements that are not historical fact and constitute forward-looking statementswithin the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act.

Statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking.

These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “estimates,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “may,” “will,” “could,” “likely,” “should,” “management believes,” “we believe,” “we intend,” and similar words or phrases.

These statements may address, among other things, our strategy for growth, business development, regulatory approvals, market position, expenditures, financial results and reserves. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them.

All forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this press release and in our Forms 10-K and 10-Q, and other documents filed withthe SEC. Among the key factors that could cause actual results to differ materially from forward-looking statements:

•	the possibility of severe weather, terrorism and other adverse catastrophic experiences;
•	adverse trends inclaim severity or frequency and the uncertainties in estimating property and casualty losses;
•	adverse state and federal regulations and legislation;
•	adverse judicial decisions;
•	adverse changes to the laws, regulations and rules governing the residual market system in Massachusetts;
•	fluctuations in interest rates and the performance of the financial markets in relation to the composition of our investment portfolio;
•	premium rate making decisions for private passenger automobile policies in Massachusetts;
•	potential rate filings;
•	heightened competition;
•	our concentration of business within Massachusetts and within the personal automobile line of business;
•	market disruption in Massachusetts, if competitors exit the market or become insolvent;
•	the cost and availabilityof reinsurance;
•	our ability to collect on reinsurance and the solvency of our reinsurers;
•	the effectiveness of our reinsurance strategies;
•	telecommunication and information systems problems, including failures to implement information technology projects timely and within budget;
•	our ability to maintain favorable ratings from rating agencies, including A.M. Best, S&P and Moody’s;
•	our abilityto attract and retainindependent agents;

•	our ability to retain our affinity relationships with AAA clubs, especially in Massachusetts;
•	our dependence on a key third party service vendor for our automobile business in Massachusetts;
•	our dependence on our executive officers; and,
•	the economic, market or regulatory conditions and risks associated with entry into new markets and diversification.

You should not place undue reliance on any forward- looking statement. The risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward- looking statement made by us or on our behalf. Further, any forward- looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

End